As filed with the Securities and Exchange Commission on August 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aligos Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	82-4724808
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Corporate Dr., 2nd Floor South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Lawrence M. Blatt, Ph.D.

President and Chief Executive Officer

Aligos Therapeutics, Inc.

One Corporate Dr., 2nd Floor

South San Francisco, California 94080

(800) 466-6059

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder

John C. Williams

Latham & Watkins LLP

801 Jefferson Avenue, Suite 300

Redwood City, California 94063

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Aligos Therapeutics, Inc. is sometimes referred to as “Registrant”.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by the Registrant, relating to 500,000 shares of its common stock, $0.0001 par value (the “Common Stock”), issuable to eligible employees of the Registrant under the Registrant’s 2020 Employee Stock Purchase Plan (the “ESPP”). Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the Commission on October 20, 2020, Registration No. 333-249568, March 23, 2021, Registration No. 333-254628, March 10, 2022, Registration No. 333-263447, March 9, 2023, Registration No. 333-270417, March 12, 2024, Registration No. 333-277860, March 10, 2025, Registration No. 333-285677, and March 5, 2026, Registration No. 333-294035 (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 5, 2026;

•

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March  5, 2026, from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2026;

•	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 7, 2026 and August 6, 2026;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 4, 2026, April 14, 2026, April 21, 2026, and June 26, 2026; and

•

the description of the Registrant’s Common Stock which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the Registrant’s registration statement on Form 8-A, filed on October  13, 2020, as updated by the description of the Registrant’s Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 5, 2026, including any amendments or reports filed for the purposes of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number

4.1(a)	Amended and Restated Certificate of Incorporation.	8-K	10/20/2020	3.1

4.1(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	6/28/2024	3.1

4.1(c)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	8/19/2024	3.1

4.1(d)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	6/26/2025	3.1

4.2	Amended and Restated Bylaws.	8-K	10/20/2020	3.2

4.3	Form of Common Stock Certificate.	10-Q	11/6/2024	4.2

4.4	Form of 2023 Pre-Funded Warrant.	8-K	10/25/2023	4.1

4.5	Form of 2023 Common Warrant.	8-K	10/25/2023	4.2

4.6	Form of 2025 Pre-Funded Warrant.	8-K	2/12/2025	4.1

4.7	Form of 2025 Common Warrant.	8-K	2/12/2025	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on signature page).				X

99.1(a)#	Aligos Therapeutics, Inc. 2020 Employee Stock Purchase Plan.	S-1/A	10/9/2020	10.7

99.1(b)#	Amendment to the Aligos Therapeutics, Inc. 2020 Employee Stock Purchase Plan.	8-K	6/26/2026	10.1

107	Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this August 6, 2026.

Aligos Therapeutics, Inc.

By:	/s/ Lawrence M. Blatt
Lawrence M. Blatt, Ph.D.
President and Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Lawrence M. Blatt, Ph.D. and Lesley Ann Calhoun, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lawrence M. Blatt Lawrence M. Blatt, Ph.D.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 6, 2026

/s/ Lesley Ann Calhoun Lesley Ann Calhoun	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	August 6, 2026

/s/ Nikhil Aneja Nikhil Aneja	Vice President, Finance (Principal Accounting Officer)	August 6, 2026

/s/ K. Peter Hirth K. Peter Hirth, Ph.D.	Director	August 6, 2026

/s/ Bridget Martell Bridget Martell, M.A., M.D.	Director	August 6, 2026

/s/ Carole Nuechterlein Carole Nuechterlein	Director	August 6, 2026

/s/ James Scopa James Scopa	Director	August 6, 2026

/s/ Heather Preston Heather Preston, M.D.	Director	August 6, 2026

/s/ Margarita Chavez Margarita Chavez	Director	August 6, 2026